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                                                                     Exhibit 3.2

                              NATIONS EXPRESS, INC.

                           AMENDED AND RESTATED BYLAWS

                          (Effective November __, 2000)
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                                TABLE OF CONTENTS

                           AMENDED AND RESTATED BYLAWS
                                       OF
                              NATIONS EXPRESS, INC.


ARTICLE I OFFICES............................................................1
         Section 1.01.     PRINCIPAL OFFICE..................................1
         Section 1.02.     REGISTERED OFFICE.................................1
         Section 1.03.     OTHER OFFICES.....................................1

ARTICLE II SHAREHOLDERS......................................................1
         Section 2.01.     ANNUAL MEETINGS...................................1
         Section 2.02.     SPECIAL MEETINGS..................................1
         Section 2.03.     PLACE OF MEETINGS.................................2
         Section 2.04.     NOTICE OF MEETINGS................................2
         Section 2.05.     WAIVER OF NOTICE..................................2
         Section 2.06.     PRESIDING OFFICER AND SECRETARY AT MEETINGS.......2
         Section 2.07.     QUORUM............................................2
         Section 2.08.     PROXIES...........................................3
         Section 2.09.     VOTING OF SHARES..................................3
         Section 2.10.     SHAREHOLDERS' LIST................................3
         Section 2.11.     INSPECTORS OF ELECTION............................4
         Section 2.12.     DIRECTOR NOMINATIONS AND SHAREHOLDER BUSINESS.....4
         Section 2.13.     CONTROL SHARE ACQUISITION ACT.....................5

ARTICLE III BOARD OF DIRECTORS...............................................5
         Section 3.01.     POWERS............................................5
         Section 3.02.     NUMBER OF DIRECTORS, TERM, AND QUALIFICATIONS.....6
         Section 3.03.     ELECTION OF DIRECTORS.............................6
         Section 3.04.     REMOVAL...........................................6
         Section 3.05.     VACANCIES.........................................6
         Section 3.06.     REGULAR MEETINGS..................................7
         Section 3.07.     SPECIAL MEETINGS..................................7
         Section 3.08.     NOTICE OF MEETINGS................................7
         Section 3.09.     WAIVER OF NOTICE..................................7
         Section 3.10.     TELEPHONE MEETING.................................8
         Section 3.11.     ACTION WITHOUT MEETING............................8
         Section 3.12.     PRESIDING OFFICER AND SECRETARY AT MEETINGS.......8
         Section 3.13.     QUORUM AND VOTING.................................8
         Section 3.14.     PRESUMPTION OF ASSENT.............................8
         Section 3.15.     COMPENSATION......................................9

ARTICLE IV COMMITTEES........................................................9
         Section 4.01.     EXECUTIVE COMMITTEE...............................9
         Section 4.02.     FINANCE COMMITTEE.................................9
         Section 4.03.     AUDIT COMMITTEE..................................10

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         Section 4.04.     COMPENSATION COMMITTEE...........................10
         Section 4.05.     NOMINATING COMMITTEE.............................11
         Section 4.06.     OTHER COMMITTEES.................................11
         Section 4.07.     MEETINGS OF COMMITTEES...........................12

ARTICLE V OFFICERS..........................................................12
         Section 5.01      OFFICERS OF THE CORPORATION......................12
         Section 5.02.     APPOINTMENT AND TERM.............................12
         Section 5.03.     CHAIRMAN.........................................12
         Section 5.04.     PRESIDENT........................................12
         Section 5.05.     VICE-PRESIDENTS..................................13
         Section 5.06.     SECRETARY........................................13
         Section 5.07.     TREASURER........................................13
         Section 5.08.     ASSISTANT SECRETARIES AND ASSISTANT TREASURERS...13
         Section 5.09.     OFFICERS HOLDING TWO OR MORE OFFICES.............14
         Section 5.10.     COMPENSATION OF OFFICERS.........................14
         Section 5.11.     RESIGNATIONS.....................................14
         Section 5.12.     REMOVAL..........................................14
         Section 5.13.     BONDS............................................14

ARTICLE VI CONTRACTS, LOANS AND DEPOSITS....................................14
         Section 6.01.     CONTRACTS........................................14
         Section 6.02.     LOANS............................................15
         Section 6.03.     CHECKS AND DRAFTS................................15
         Section 6.04.     DEPOSITS.........................................15

ARTICLE VII SHARES..........................................................15
         Section 7.01.     CERTIFICATES.....................................15
         Section 7.02.     TRANSFER OF SHARES...............................15
         Section 7.03.     TRANSFER AGENTS AND REGISTRARS...................15
         Section 7.04.     RECORD DATES.....................................16
         Section 7.05.     NEW CERTIFICATES.................................16

ARTICLE VIII INDEMNIFICATION................................................16

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................17
         Section 9.01.     ANNUAL REPORT....................................17
         Section 9.02.     SEAL.............................................17
         Section 9.03.     VOTING OF SHARES IN OTHER CORPORATIONS...........17
         Section 9.04.     FISCAL YEAR......................................18
         Section 9.05.     AMENDMENTS.......................................18

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              NATIONS EXPRESS, INC.



                                    ARTICLE I
                                     OFFICES

     Section 1.01. PRINCIPAL OFFICE. The principal office of Nations Express, Inc. (hereinafter referred to as the "Corporation") shall be located at such place, within or without the State of North Carolina, as shall be determined from time to time by the Board of Directors and as shall have been so designated most recently in the annual report of the Corporation or any amendment thereto, filed with the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act.

     Section 1.02. REGISTERED OFFICE. The Corporation shall maintain a registered office in the State of North Carolina as required by law, which may be, but need not be, identical with the principal office.

     Section 1.03. OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.


                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.01. ANNUAL MEETINGS. The Corporation shall hold an annual meeting of the shareholders for the election of directors and the transaction of any business within the powers of the Corporation on or about the third Tuesday in October at 10:00 a.m. in each year as shall be determined by the Board of Directors or at such other time during the year as the Board of Directors may prescribe. Subject to Section 2.12 of these bylaws, any business of the Corporation may be transacted at such annual meeting. However, failure to hold an annual meeting at the designated time shall not invalidate the corporate existence or affect otherwise valid corporate acts.

     Section 2.02. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the shareholders may be called by the Chairman, President or the Board of Directors by vote at a meeting or in writing with or without a meeting. It shall be the duty of the President to promptly call such meetings whenever so requested.
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     Section 2.03. PLACE OF MEETINGS. All meetings of shareholders shall be held at such place within the United States as may be designated in the Notice of Meeting.


     Section 2.04. NOTICE OF MEETINGS. Not less than ten (10) days nor more than sixty (60) days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Any meeting of shareholders, annual or special, may adjourn from time to time without further notice to a date not more than 120 days after the original record date at the same or some other place.

     Section 2.05. WAIVER OF NOTICE. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance, in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

     Section 2.06. PRESIDING OFFICER AND SECRETARY AT MEETINGS. At each meeting of shareholders, the Chairman or in his or her absence the President, or in their absence the person designated in writing by the Chairman, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting. If no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present. The Secretary or, in the absence of the Secretary, a person designated by the chairman of the meeting shall act as secretary of the meeting.

     Section 2.07. QUORUM. Except as otherwise provided by law or by the Articles of Incorporation of the Corporation shares entitled to vote as a separate voting group (as defined in Section 2.09) may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group (but in no event less than one third of the total shares issued) constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to

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adjourn. Subject to the provisions of Section 2.04, at any subsequent session of a meeting that has been adjourned, any business may be transacted that might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

     Section 2.08. PROXIES. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. An appointment of proxy is valid for eleven (11) months from the date of its execution unless a different period is expressly provided in the appointment form.

     Section 2.09. VOTING OF SHARES. Subject to the provisions of the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter voted on at the meeting of shareholders.

     Except in the election of directors as governed by the provisions of
Section 3.03, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater vote is required by law, the Articles of Incorporation, or these bylaws.

     Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

     Voting on all matters, including the election of directors, shall be by voice vote or by a show of hands unless, as to any matter, the holders of shares entitled to at least twenty-five percent (25%) of the votes of shares represented at the meeting and entitled to vote on that matter shall demand, prior to the voting on such matter, a ballot vote on such matter.

     As used in these bylaws, the term "voting group" means all shares of one or more classes or series that, under the Articles of Incorporation or applicable law, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or applicable law to vote generally on the matter are for that purpose a single voting group. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a voting group and the sole voting group, except to the extent that applicable law or the Articles of Incorporation requires that any of such shares be treated as a separate voting group.

     Section 2.10. SHAREHOLDERS' LIST. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any

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time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

     Section 2.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If Inspectors of Election are not so appointed or fail or refuse to act, the chairman of any such meeting may (and shall upon the request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting) make such appointments. No Inspector of Election need be a shareholder of the Corporation.

     If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies. In addition, Inspectors of Election shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result, and do such acts as may be proper to conduct the election and the vote with fairness to all shareholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

     Section 2.12. DIRECTOR NOMINATIONS AND SHAREHOLDER BUSINESS.

     1. Advance Notice of Nominations of Directors. Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.

     Nomination for election of any person to the Board of Directors may also be made by a shareholder if written notice of the nomination of such person shall have been delivered to the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held. Each such notice shall set forth:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (e) the written consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to

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acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         2. Advance Notice of General Matters. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 2.04, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.13. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than ten (10) days prior to the meeting; provided, however, that if less than twenty (20) days' notice or prior public disclosure of the meeting is given or made to shareholders, notice by the shareholder will be timely if received not later than the close of business on the fifth business day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting, including: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of each shareholder proposing such business, (iii) the classes and number of shares of the Corporation that are owned of record and beneficially by such shareholder, and
(iv) any material interest of such shareholder in such business other than his interest as a shareholder of the Corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2.13. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these bylaws, he shall so declare to the meeting and, to the extent permitted by law, any such business not properly brought before the meeting shall not be transacted.

     Section 2.13. CONTROL SHARE ACQUISITION ACT. The provisions of the North Carolina Business Corporation Act entitled "The North Carolina Share Acquisition Act" (as of the date hereof located in Article 9A) shall not apply to the Corporation.


                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.01. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute, or the Articles of Incorporation or the bylaws conferred upon or reserved to the shareholders.

     Section 3.02. NUMBER OF DIRECTORS, TERM, AND QUALIFICATIONS. The number of directors of the Corporation shall be not less than five (5) nor more than ten
(10). By a majority vote of the Board of Directors, the number of directors may be increased or decreased, or fixed, from time to time, within the limits above specified; provided, however, that the tenure

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of office of a director shall not be affected by any decrease in the number of directors so made by the Board of Directors.

     Except as provided in Section 3.03 regarding the staggered election of directors, the term of each director shall be the period from the effective date of his or her election until the next annual meeting of shareholders. Notwithstanding the stated terms of directors, a director shall continue to serve after expiration of his or her stated term until: (a) his or her successor is elected and qualifies or (b) there is a decrease in the number of directors eliminating his or her position. A director shall cease to serve as director and his or her position shall be deemed vacant upon his or her death, resignation, removal, or disqualification.

     Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     Section 3.03. ELECTION OF DIRECTORS. Except as provided in Section 3.06, directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

     At any time after the number of directors is fixed at six (6) or more, the Board of Directors may divide the directors into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two or three years, respectively, and thereafter the successors in each class of directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the authorized number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be reasonable; provided, however, that if the authorized number of directors is decreased below six (6) the directors shall no longer be divided into classes.

     Section 3.04. REMOVAL. Any director may be removed at any time with or without cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

     Section 3.05. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum; provided, however, that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected by the Board of Directors to fill vacancies shall, in accordance with applicable law, stand for election at the next annual meeting of shareholders, provided, however, that if the directors shall have been divided into classes as provided in Section 3.03 regarding the staggered election of directors, a director elected to fill a vacancy shall not be required to stand for election until the annual

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meeting of shareholders at which the terms of the other directors in the same class shall expire. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of any incumbent director.


     Section 3.06. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders. In addition, the Board of Directors may provide the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.


     Section 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman, the President, the Chairman of the Executive Committee, or upon the request of a majority of the Board by any officer of the Corporation.

     Section 3.08. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. Notice of the place, day, and hour of every special meeting of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting by telephoning the notice to such director, delivering the notice to him or her personally, sending the notice to him or her by telegram or facsimile, or leaving the notice at his or her residence or usual place of business. In the alternative, notice of the special meeting of the Board of Directors may be given to each director by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed, with postage thereon prepaid. If notice is given by telegram or facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted. If the notice is given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery. Unless required by law, the bylaws, or resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at such meeting. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.

     Section 3.09. WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.10. TELEPHONE MEETING. Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear

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each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

     Section 3.11. ACTION WITHOUT MEETING. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

     Section 3.12. PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman or, in his or her absence, by the President or, if neither is present, by such member of the Board of Directors as shall be chosen at the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting. If no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.


     Section 3.13. QUORUM AND VOTING. At all meetings of the Board of Directors a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by statute, the Articles of Incorporation, or the bylaws, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present may adjourn the meeting by majority vote and without notice other than by announcement until such time as a quorum shall be present. At any meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the adjourned meeting as originally notified.

     Section 3.14. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(a) at the beginning of the meeting or promptly upon his arrival at the meeting, the director objects to holding the meeting or to transacting business at the meeting, or (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

     Section 3.15. COMPENSATION. The Board of Directors may provide by resolution for the compensation of directors for their services as directors and may provide for the payment of all expenses reasonably incurred by directors in attending meetings of the Board of Directors, or any committee thereof, or in the performance of their other duties as directors. However, nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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                                   ARTICLE IV
                                   COMMITTEES

     Section 4.01. EXECUTIVE COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board of Directors may provide for an Executive Committee of three (3) or more directors. If provision be made for an Executive Committee, the members thereof shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. Unless a chairman for the Executive Committee was selected by the Board of Directors, the President shall act as the chairman of the Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee may possess and exercise such powers in the management of the business and affairs of the Corporation as may be authorized by the Board of Directors, subject to applicable law. All actions by the Executive Committee shall be reported to the Board of Directors at the next Board of Directors meeting following such action, and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Executive Committee shall be filled by the Board of Directors.

     Section 4.02. FINANCE COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board of Directors may provide for a Finance Committee of three (3) or more directors. If provision is made for a Finance Committee, the members of the Finance Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate a chairman of the Finance Committee from among the committee's membership. Except when such powers are by statute, the Articles of Incorporation, or the bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, during the intervals between the meetings of the Board of Directors, the Finance Committee may possess and exercise all of the powers of the Board of Directors in the management of the financial affairs of the Corporation, including but not limited to establishing lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Finance Committee will review all proposed changes to the capital structure of the Corporation, including the incurrence of long-term indebtedness and the issuance of additional equity securities, and will make suitable recommendations to the Board of Directors. The Finance Committee will review annually the proposed capital expenditure and contributions budgets of the Corporation and make recommendations to the Board of Directors for their adoption. The Finance Committee will also review the financial impact of the implementation of all compensation and employee benefit plans and of any amendments or modifications thereto, approve the actuarial assumptions and financial policies pertaining to the investment of funds related to such plans, and further review such plans to ensure that they are operated in accordance with existing legal requirements and sound financial principles. All actions by the Finance Committee shall be reported to the Board of Directors at the next Board of Directors meeting following such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Finance Committee shall be filled by the Board of Directors.

     Section 4.03. AUDIT COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board of Directors shall provide for an Audit Committee, including three (3) or more directors that are not officers or employees of the Corporation and that are otherwise independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the independent judgment of such member as a Committee member. The members of the Audit Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. By resolution adopted by a majority of the Board of Directors, the Board of Directors shall adopt an Audit Committee Charter that sets forth the duties and responsibilities of the Audit Committee. The Audit Committee shall designate a chairman of the Audit Committee from among the membership of the committee. Except when such powers are by statute, the Articles of Incorporation, or the bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, the Audit Committee may possess and exercise the powers of the Directors set forth in the Audit Committee Charter, including (a) recommending to the Board of Directors the selection of, and monitor the independence of, the independent public accountants selected by the Board; (b) reviewing with the Corporation's management and the independent public accountants the financial accounting and reporting principles appropriate for the Corporation, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve existing practices, and the qualifications and work of the Corporation's internal auditing staff; (c) reviewing with the Corporation's independent public accountants the results of their audit and their report including any changes in accounting principles and any significant amendments; and (d) meeting with the Corporation's internal audit department representative to review the plan and scope of work of the internal auditing staff. The Audit Committee shall hold meetings at such times as the Chairman thereof deems necessary and at least once each year, shall separately meet in executive session, with the Corporation's independent public accountants to review all matters of concern presented to the Audit Committee. The Audit Committee shall also: (a) review and monitor the adequacy of the Corporation's policies and procedures, as well as the organizational structure, for ensuring compliance with laws and regulations; (b) review at least annually the Corporation's record of compliance with laws and regulations and the policies and procedures relating thereto; (c) review with the Corporation's management significant litigation and regulatory proceedings in which the Corporation is or may become involved; and (d) review the accounting and financial reporting issues, including the adequacy of disclosure, for all matters. The Audit Committee shall have the power to investigate any matter falling within its jurisdiction, and it shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Audit Committee shall be reported to the Board of Directors at the Board of Directors meeting following such action. Vacancies in the Audit Committee shall be filled by the Board of Directors.

     Section 4.04. COMPENSATION COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board of Directors may provide for a Compensation Committee of three (3) or more directors of whom none shall be an officer or employee of the Corporation. If provision is made for a Compensation Committee, the members of the Compensation Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate a chairman for the Compensation Committee from among the membership of the committee. The Compensation Committee may recommend to the Board of Directors the compensation to be paid for services of elected officers of the Corporation. The Compensation Committee may also have the power to fix the compensation of all employees, except elected officers. The compensation of elected officers shall be at such rate as may be established by resolution of the Board of Directors from time to time. Except for such powers as are by statute, the Articles of Incorporation, or the bylaws reserved to the full Board of Directors, the Compensation Committee may have the power to approve the benefits provided by any bonus, supplemental, and special compensation plans, including pension, insurance, health, and stock plans. Except as otherwise required by law, all action by the Compensation Committee shall be reported to the Board of Directors at the next Board of Directors meeting following such action. Vacancies in the Compensation Committee shall be filled by the Board of Directors.

     Section 4.05. NOMINATING COMMITTEE. By resolution adopted by a majority of the Board of Directors, the Board of Directors may provide for a Nominating Committee of three (3) or more directors who are not officers or employees of the Corporation. If provision is made for a Nominating Committee, the members of the Nominating Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate a chairman of the Nominating Committee from among the membership of the committee. The Nominating Committee may make recommendations to the Board of Directors concerning the composition of the Board including its size and the qualifications for membership. The Nominating Committee may also recommend to the Board of Directors nominees for election to fill any vacancy occurring in the Board and to fill new positions created by an increase in the authorized number of directors of the Corporation. Annually, the Nominating Committee may recommend to the Board of Directors a slate of directors to serve as management's nominees for election at the annual meeting of shareholders. Vacancies in the Nominating Committee shall be filled by the Board of Directors.

     Section 4.06. OTHER COMMITTEES. By resolution adopted by a majority of the Board of Directors, the Board of Directors may provide for such other standing or special committees, composed of three (3) or more directors, or discontinue the same. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors; provided, however, that no such committee shall have authority to: (a) authorize dividends or other distributions not permitted by applicable law to be authorized by a committee; (b) approve or propose to shareholders action that applicable law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any committee thereof; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger;
(g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board of Directors may authorize a committee of the Board of Directors or a senior executive officer to do so within limits specifically prescribed by the Board of Directors); or (i) amend or repeal any resolution of the Board of Directors that by its terms provides that it is not so amendable or repealable.

     Section 4.07. MEETINGS OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure consistent with the provisions of the Board of Directors governing such committee and shall meet as provided by such rules or by resolution of the Board of Directors. Each committee shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of
Article 3 of the bylaws shall govern the place of holding and notice required for meetings of committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members present at such meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors, not otherwise prohibited by the bylaws from serving on such committee, to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.


                                    ARTICLE V
                                    OFFICERS

     Section 5.01. OFFICERS OF THE CORPORATION. The officers of the Corporation shall consist of a Chairman, a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person; provided, however, no officer may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation, descriptive of such officer's duties as the Board of Directors may prescribe including, but not limited to, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Principal Accounting Officer.

     Section 5.02. APPOINTMENT AND TERM. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, however, that the Board of Directors may authorize a duly appointed officer to appoint one or more officers or assistant officers, other than appointment of the President. Each officer shall serve at the pleasure of the Board of Directors.

     Section 5.03. CHAIRMAN. The Chairman shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws.

     Section 5.04. PRESIDENT. The President shall be the chief executive officer of the Corporation and, while serving as the Chairman, shall preside at all meetings of the shareholders. Subject to the authority of the Board of Directors, he or she shall have general charge and supervision of the business and affairs of the Corporation. With the Secretary or an Assistant Secretary, he or she may sign certificates of shares of the Corporation. He or she shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. He or she shall have the authority to vote stock in other corporations and shall perform such other duties of management as may be prescribed by a resolution or resolutions or as otherwise may be assigned to him or her by the Board of Directors. He or she shall have the authority to delegate such authorization and power as vested in him or her by these bylaws to some other officer or employee or agent of the Corporation as he or she shall deem appropriate.

     Section 5.05. VICE-PRESIDENTS. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice-Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President. When acting as President, the Vice-Presidents shall have all the powers of and be subject to all the restrictions upon the President. With the Secretary or an Assistant Secretary and in the absence of the Chairman or the President, any Vice-President may sign certificates for shares of the Corporation. The Vice-Presidents shall perform such other duties as from time to time may be prescribed by the President or Board of Directors.

     Section 5.06. SECRETARY. The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors, in books provided for the purpose and shall see that all notices of such meetings are duly given in accordance with the provisions of the bylaws of the Corporation, or as required by law. The Secretary may sign certificates of shares of the Corporation with the Chairman, the President, or a Vice-President, as provided in the bylaws. The Secretary shall be custodian of the corporate seal and shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same. In general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the President or the Board of Directors.

     Section 5.07. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors. In general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

     Section 5.08. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices and such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 5.09. OFFICERS HOLDING TWO OR MORE OFFICES. Any two (2) or more of the above mentioned offices, except those of President and Vice-President, may be held by the same person; provided, however, no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation, or the bylaws, to be executed, acknowledged or verified by any two (2) or more officers.

     Section 5.10. COMPENSATION OF OFFICERS. The compensation of all elected officers of the Corporation shall be fixed by or under the authority of the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation shall be duly authorized. The appointment of an officer does not by itself create contract rights.

     Section 5.11. RESIGNATIONS. An officer may resign at any time by communicating his or her resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless the resignation specifies in writing a later effective date. If a resignation is made effective at a later date and accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 5.12. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.

     Section 5.13. BONDS. By resolution, the Board of Directors may require any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position and to comply with such other conditions as may from time to time be required by the Board of Directors.


                                   ARTICLE VI
                          CONTRACTS, LOANS AND DEPOSITS

     Section 6.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any document or instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of documents by the proper officers of the Corporation or by the officers generally and not specifying particular officers shall be deemed to authorize such execution by the President, or any Vice President, or by any other officer if such execution is within the scope of the duties of such other office. The Board of Directors may by resolution authorize such execution by means of one or more facsimile signatures.

     Section 6.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 6.03. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

     Section 6.04. DEPOSITS. All funds of the Corporation not otherwise employed or invested shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

                                   ARTICLE VII
                                     SHARES

     Section 7.01. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares owned by such shareholder in the Corporation. Such certificates shall be signed by the Chairman, the President, or in his or her absence any Vice-President, and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. Shares certificates shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors. When certificates for stock of any class are countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificates may be a facsimile. In the event that any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be an officer as of the date of its issue.

     Section 7.02. TRANSFER OF SHARES. Shares shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, and upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

     Section 7.03. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

     Section 7.04. RECORD DATES. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date in any case shall be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to shareholders shall be fixed in accordance with applicable law.

     Section 7.05. NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. In the alternative, the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; provided, however, the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         Any person who at any time serves or has served as an officer, employee or a director of the Corporation, or who, while serving as an officer, employee or a director of the Corporation, serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against: (a) expenses, including attorneys' fees, incurred by him or her in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity; and (b) payments made by such person in satisfaction of any liability, judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he or she may have become liable in any such action, suit or proceeding. From time to time and to the fullest extent permitted by law, the Corporation agrees to pay the indemnitee's expenses, including attorney's fees and expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding. The foregoing rights of the indemnitee hereunder shall inure to the benefit of the indemnitee, whether or not he or she is an officer, director, employee, or agent at the time such liabilities or expenses are imposed or incurred.

         The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, making a determination that indemnification is permissible in the circumstances, a good faith evaluation of the manner in which the claimant for indemnity acted, and of the reasonable amount of indemnity due. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. The Board of Directors may give notice to, and obtain approval by, the shareholders of the Corporation for any decision to indemnify.

         At any time after the adoption of this bylaw, any person who serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon and as consideration for the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw, including a right of indemnification under any statute, agreement or insurance policy.

         Notwithstanding the foregoing, no indemnity offered under this Bylaw shall be granted for liability or litigation expenses incurred on account of any activities that were known or believed by the director, officer or employee who undertook them to be clearly in conflict with the best interests of the Corporation when they occurred.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     Section 9.01. ANNUAL REPORT. The Corporation shall prepare and deliver to the North Carolina Secretary of State for filing each year the annual report required by the North Carolina Business Corporation Act. Such annual report shall be filed each year within 60 days after the end of the month in which Corporation was incorporated, or at such other time as is then required by applicable law. The Corporation may, and when required by law shall, file all necessary or appropriate corrections and amendments to such annual report, and shall promptly file an amendment to its annual report to reflect any change in the location of the principal office of the Corporation.

     Section 9.02. SEAL. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed or affixed on the margin hereof, is hereby adopted as the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means.

     Section 9.03. VOTING OF SHARES IN OTHER CORPORATIONS. Any shares in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the shareholders' meetings thereof by the Chairman or President of the Corporation or by proxy or proxies appointed by the Chairman or President of the Corporation. However, the Board of Directors or Chairman may by resolution or delegation appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution or delegation.

     Section 9.04. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Until further resolution, the fiscal year shall be from July 1st to June 30th.

     Section 9.05. AMENDMENTS. Except as otherwise provided in the Articles of Incorporation or by law, these bylaws, including any bylaws adopted by the shareholders, may be amended or repealed and new bylaws may be adopted by the Board of Directors. At all meetings of the shareholders, unless otherwise provided by law or by the Articles of Incorporation, an affirmative vote of the holders of sixty-six and two-third's percent (66-2/3%) of the voting shares issued and outstanding shall be required to amend the Articles of Incorporation or these Bylaws.